CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

TECHNOLOGY ASSIGNMENT AGREEMENT AND AMENDMENT

Effective as of October 22, 2002

BETWEEN:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having its administrative offices at 2075 Wesbrook Mall, in the City of Vancouver, in the Province of British Columbia, V6T 1Z1

("UBC")

AND:

FORBES MEDI-TECH INC., a corporation incorporated under the laws of Canada, and having a head office in British Columbia at Suite 200 – 750 West Pender Street, Vancouver, B.C., V6C 2T9

("Forbes")

WHEREAS:

A.

By an agreement dated July 4, 1995 (the "AD/ADD License Agreement") UBC agreed to license to Forbes certain androstenedione ("AD") and androstadienedione ("ADD") related technology (the "AD/ADD Technology");

B.

Subsequent to entering into the AD/ADD License Agreement, Dr. James Kutney of the UBC Chemistry Department and others developed a novel process for the microbial conversion of phytosterols to androstenedione and androstadienedione which process constitutes an "Improvements" as defined in Article 1.1(f) of the AD/ADD License Agreement (the "Fermentation Technology").  Both the AD/ADD Technology and the Fermentation Technology are described in Schedule "1" hereto, and are hereinafter referred to collectively as the "Licensed Technology");

C.

By an agreement between Forbes and ******, ("******") (a copy of which is attached as Schedule "2" hereto) Forbes has, subject to meeting certain acceptance criteria and conditions, agreed to transfer to ****** the Licensed Technology (the "****** ******");

D.

Subject to certain acceptance criteria and conditions set out in the ****** ****** being met, UBC and Forbes have mutually agreed to a termination of the AD/ADD License Agreement and an assignment of UBC’s rights to the Licensed Technology from UBC to Forbes on the terms and conditions set out in this Agreement;

E.

The parties further wish to amend the definition of the Technology contained in the AD/ADD License Agreement to mean the Licensed Technology;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.0

Amendment of the AD/ADD License Agreement:

1.1

The parties agree that the definition of "Technology" contained in the AD/ADD License Agreement is amended, effective as of the Date of Commencement (as defined in the AD/ADD License Agreement), by deleting the description contained in Schedule "A" thereof in its entirety, and replacing this description with the description contained in Schedule "1" hereto.   The foregoing amendment shall remain effective regardless of whether the transfer referred to in Article  is completed.

2.0

Assignment of the Licensed Technology and Termination of AD/ADD License Agreement:

2.1

In consideration of the covenants on the part of Forbes contained herein, and subject to the Conditions Precedent set out in Article 2.0, UBC will on the Closing Date:

(a)

transfer, sell and assign all of its right, title and interest in and to the Licensed Technology (described in Schedule "1",) to Forbes on the terms and conditions set forth in this Agreement; and

(b)

terminate the AD/ADD License Agreement on the terms and conditions set forth in this Agreement.

2.2

On completion of the assignment of the Licensed Technology and termination of the AD/ADD License Agreement, Forbes shall release and forever discharge UBC, including UBC's past and present governors, officers, directors, employees, agents, successors and assigns from any and all actions, causes of action, claims, demands, damages, costs, expenses arising from or in connection with the AD/ADD License Agreement, provided that this release will not affect the liability or obligation of the parties hereto, to observe and perform their respective covenants under this Agreement, or to any liability or obligation of UBC under those sections and Articles of the AD/ADD License Agreement which survive termination as provided for in section  hereof.

2.3

On completion of the assignment of the Licensed Technology and termination of the AD/ADD License Agreement, UBC shall release and forever discharge Forbes, including Forbes’ past and present officers, directors, employees, agents, successors and assigns from any and all actions, causes of action, claims, demands, damages, costs, expenses arising from or in connection with the AD/ADD License Agreement, provided that this release will not affect the liability or obligation of the parties hereto, to observe and perform their respective covenants under this Agreement, or to any liability or obligation of Forbes under those sections and Articles of the AD/ADD License Agreement which survive termination as provided for in section  hereof.

2.4

The parties hereto confirm that notwithstanding any termination of the AD/ADD License Agreement:

(a)

neither all nor any portion of the shares issued to UBC, or any other amounts paid by Forbes to UBC, pursuant to the AD/ADD License Agreement shall be refundable or returned to Forbes under any circumstances, and

(b)

the provisions in Article 8.1, 8.2, 8.3, Article 9 and Article 10 of the AD/ADD License Agreement shall remain in full force and effect.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

3.0

Condition Precedent

3.1

UBC’s obligations to complete the assignment of the Licensed Technology and terminate the AD/ADD License Agreement in accordance with the terms of this Agreement are expressly made subject to ****** exercising the right to obtain a transfer of the Technology (as defined in the ****** ******) from Forbes in accordance with the terms and conditions of the ****** ******.

3.2

If the above condition precedent is not satisfied, neither UBC nor Forbes shall have any further obligation to complete the assignment of the Licensed Technology and terminate the AD/ADD License Agreement in accordance with the terms of this Agreement.

4.0

Closing Date

4.1

The closing for the assignment of the Licensed Technology and termination of the AD/ADD License Agreement will take place immediately prior to the transfer by Forbes of technology to ****** pursuant to the ****** ******, or at such other time that the parties agree to in writing (the "Closing Date").

5.0

Consideration for Assignment:

5.1

In consideration of the assignment and transfer of the Licensed Technology, Forbes shall deliver to UBC the sum of U.S. $83,000, payable in two tranches as follows:

(a)

within 5 business days of the date on which the refundable up-front payment made by ****** to Forbes pursuant to section 4.1.1 of the ****** ****** becomes non-refundable pursuant to that section, the sum of U.S. $8,700, calculated as a combination of:

(i)

2,650 common voting shares of Forbes, and

(ii)

the balance to be payable to UBC in cash;

(b)

on the Closing Date, the sum of U.S. $74,300, also calculated as a combination of:

(i)

22,350 common voting shares of Forbes, and

(ii)

the balance of to be payable to UBC in cash.

For the purpose of determining the amount of the cash payment due to UBC under Article   and  above, the common voting shares of Forbes to be issued to UBC shall be valued at a price per share equal to the average daily closing price of Forbes’ common voting shares on the Toronto Stock Exchange ("TSX") for the 20 consecutive trading days prior to the date of the applicable payment, or if not so listed on the TSX, then the fair market price of the common voting shares as valued in the most recent arms-length equity sale by Forbes of 10,000 or more shares of its common voting stock.  For greater clarity it is confirmed that, notwithstanding the forgoing valuation method, the value of the 2,650 common trading shares issued to UBC under Article  shall not under any circumstances be deemed to exceed the sum of US $4,350; and the value of the 22,350 common trading shares issued to UBC under Article  shall not under any circumstances be deemed to exceed the sum of US $37,150.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

5.2

Neither all, nor any portion, of the shares issued to UBC or cash paid to UBC under Article 4.2(a) or 4.2(b) above shall be refundable or returned to Forbes under any circumstances; provided, however, that in the event that the AD/ADD Agreement is not terminated by reason that ****** fails to exercise its right to obtain a transfer of the Technology, then if the 2,650 common voting shares of Forbes shall have then been issued to UBC pursuant to Article  hereof, such shares shall be deemed to have been issued to UBC pursuant to the terms of the AD/ADD License Agreement with the result that Forbes’ obligation to issue 25,000 common shares to UBC under section 3.5 of the AD/ADD License Agreement shall be reduced to 22,350 common shares.

5.3

The common voting shares to be issued to UBC in accordance with Articles  and  above (the "UBC Shares") shall in all material respects have special rights and privileges no less favourable than any special rights or privileges attached to any common voting shares issued by Forbes to other investors or purchasers within the 12 month period immediately prior to the issuance of the UBC Shares.

5.4

Forbes will use best efforts to cause all of the UBC Shares to be issued free from any pooling, escrow or other trading restrictions placed on such shares by Forbes or any regulatory authority having jurisdiction over Forbes, except for the restricted period under section 2.5 of Multi-lateral Instrument 45-102 of the Canadian Securities Administrators.  Forbes acknowledges and agrees that UBC shall have the right to transfer any or all of the UBC Shares to a company or society of which UBC is the sole shareholder in the case of a company or of which UBC controls the membership, in the case of a society and Forbes shall take all steps or do such acts as may be reasonably required to allow such transfer.

5.5

Forbes acknowledges and agrees that it will comply with all applicable laws and legislation with respect to the issuance of the UBC Shares.  UBC acknowledges that the issuance of the UBC shares is subject to the approval of The Toronto Stock Exchange.  Forbes agrees to use its best efforts to obtain such approval.

5.6

The UBC Shares shall be deemed to be fully paid for by UBC as of the date of issuance and shall be the absolute property of UBC.

5.7

Upon presentation of itemized accounts, Forbes shall reimburse UBC for all reasonable legal expenses and costs incurred by UBC in connection with the preparation, drafting and negotiation of this Agreement.  The amount of reimbursement shall be credited against and deducted from the payments due by  Forbes, if any, pursuant to sections  and  hereof, it being understood and agreed that Forbes shall not be entitled to recover the amount of such reimbursement from UBC in the event that no payments become due under those sections.

5.8

UBC and Forbes agree that they shall, respectively at all times hereafter, execute and deliver, at the reasonable request of the other party hereto (and upon reimbursement by such other party of all reasonable out-of-pocket costs), all such further documents and instruments and shall do and perform all such reasonable acts as may be necessary to give full effect to the intent and meaning of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

6.0

Disclaimer of Warranty:

6.1

UBC makes no representations, conditions, or warranties, either express or implied, with respect to the Licensed Technology.  Without limiting the generality of the foregoing, UBC specifically disclaims any implied warranty, condition, or representation that the Licensed Technology or anything produced using some or all of the Licensed Technology:

(a)

shall correspond with a particular description;

(b)

is or will be of merchantable quality;

(c)

is or will be fit for a particular purpose; or

(d)

is or will be durable for a reasonable period of time.

6.2

UBC shall not be liable for any loss, whether direct, consequential, incidental, or special which Forbes or any other party suffers arising from any defect, error, fault, infringement, or failure to perform with respect to the Licensed Technology, or with respect to anything produced using some or all of the Licensed Technology, even if UBC has been advised of the possibility of such defect, error, fault, infringement, or failure.

6.3

Nothing in this Agreement shall be construed as:

(a)

a warranty or representation by UBC as to title to the Licensed Technology and/or that anything made, used, sold or otherwise disposed of by Forbes with respect to the Licensed Technology is or will be free from infringement of patents, copyrights, trademarks or industrial designs or other intellectual property or contractual rights.

(b)

the conferring by UBC of the right to use in advertising or publicity the name of UBC or any UBC trade-marks, service mark, logo, insignia, seal, design, symbol, or device used by UBC in relation to the Licensed Technology or anything made used, sold or otherwise disposed of by Forbes with respect to the Licensed Technology.

(c)

an obligation by UBC to participate in or to bring or prosecute or defend actions or suits against or by third parties for infringement of patents, copyrights, trademarks or industrial designs or other intellectual property or contractual rights with respect to the Licensed Technology.

7.0

Indemnity and Limitation of Liability:

7.1

Forbes hereby indemnifies, holds harmless and defends UBC, its Board of Governors, officers, employees, faculty, students, and agents against any and all claims, damages or losses (including all legal fees and disbursements incurred in association therewith) arising out of the exercise of any rights with respect to the Licensed Technology by Forbes, including, without limiting the foregoing, against any claims, damages or losses, consequential or otherwise, arising from or out of the use of the Licensed Technology by Forbes, or its customers, licensees, sublicensees, agents, collaborators, affiliates or their customers or end users, howsoever the same may arise.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

7.2

Forbes acknowledges and agrees

that the purchase of the Licensed Technology hereunder is on an "as is" basis, and that Forbes has conducted its own due diligence with respect to the Licensed Technology.

8.0

Forbes’ Warranties:

8.1

In order to induce UBC to enter into the transactions contemplated by this Agreement, Forbes hereby represents and warrants to UBC that:

(a)

Forbes is a company duly organized, validly existing and in good standing under the laws of Canada,

(b)

Forbes has all necessary corporate power, authority and capacity to acquire the Licensed Technology and perform its obligations pursuant to this Agreement.

(c)

the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Forbes,

(d)

Forbes is not a party to, bound by or subject to any license, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution of and delivery by Forbes of this Agreement or the performance by Forbes of any of its terms.

8.2

The representations and warranties contained in this Agreement shall survive the Closing Date and shall continue in full force and effect for the benefit of UBC.

9.0

Phytosterol License Agreement to Continue

9.1

The parties hereto confirm that notwithstanding any assignment of the Licensed Technology from UBC to Forbes or the termination of the AD/ADD License Agreement, as contemplated herein, the terms of the license between UBC and Forbes dated July 4, 1995, relating to the license of certain phytosterol compositions for use as a cholesterol lowering agent (the "Phytosterol License Agreement"), as amended by a UBC Forbes License Amendment Agreement executed on September 16, 1999 (the "Amendment"), shall remain in full force and effect, and nothing in this Agreement shall be deemed to affect the continued validity of the Phytosterol License Agreement as so amended.

9.2

For greater clarity UBC and Forbes acknowledge and agree that the description of the "Technology" licensed under the Phytosterol License Agreement, as amended by the Amendment, does not include (i) the Licensed Technology described in Schedule "1" hereto, which is the subject solely of the AD/ADD License Agreement; or (ii) any other technology relating to the production of AD or ADD.

9.3

UBC and Forbes confirm that all of the terms and conditions of the Phytosterol License Agreement, as amended by the Amendment, will remain in full force and effect and shall continue for the duration of the term of the Phytosterol License Agreement.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

10.0

General:

10.1

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia

10.2

Nothing contained in this Agreement shall be deemed or construed to create between the parties hereto a partnership or joint venture.

10.3

Forbes shall pay all taxes and any related interest or penalty howsoever designated and imposed as a result of the existence or operation of this Agreement.  All amounts and consideration specified as payable by Forbes to UBC in this agreement are exclusive of taxes.  If UBC is required to collect a tax to be paid by Forbes, Forbes will pay such tax to UBC on demand.

10.4

This Agreement shall enure to the benefit of and be binding upon the parties, and their respective successors and permitted assigns.

10.5

No condoning, excusing or overlooking by any party of any default by any other party in respect of any provisions of this Agreement shall operate as a waiver of such party's rights in respect of any continuing or subsequent default.

10.6

The terms and provisions, covenants and conditions contained in this Agreement which by the terms hereof require their performance by the parties hereto after the expiration or termination of this Agreement shall be and remain in force notwithstanding such expiration or other termination of this Agreement for any reason whatsoever.

10.7

The parties hereto acknowledge that the law firm of Richards Buell Sutton has acted solely for UBC in connection with this Agreement.

10.8

This Agreement sets forth the entire understanding between the parties and no modifications hereof shall be binding unless executed in writing by the parties hereto.

10.9

Time shall be of the essence of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement effective as of the day and year first set forth above.

THE UNIVERSITY OF BRITISH COLUMBIA by its duly authorized officers: Authorized Signatory David P. Jones, Associate Director, University-Industry Liaison Authorized Signatory

FORBES MEDI-TECH INC., by its duly authorized signatories: Authorized Signatory Charles A. Butt, President & CEO
______________________________________ Authorized Signatory ______________________________________ Authorized Signatory

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

SCHEDULE  "1"

The "LICENSED TECHNOLOGY"

******

******

Process Improvements:

******

Patent:

U.S. PATENT # 6,071,714, "Process for the microbial conversion of phytosterols to androstenedione and androstadienedione", naming Dr. James P. Kutney as a co-inventor.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

SCHEDULE  "2"

THE FORBES – ****** TECHNOLOGY TRANSFER AGREEMENT

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."